EXHIBIT 3.4
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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               DELTA HOLDCO CORP.
                             A DELAWARE CORPORATION

      Delta Holdco Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

            FIRST:     That, in accordance with the provisions of Section 242 of
the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (this "Amendment") and declaring this Amendment advisable.

            SECOND:    That this Amendment has been consented to and authorized
by the sole stockholder of the issued and outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Section 228 of the DGCL.

            THIRD:     That this Amendment was duly approved and adopted by
the sole stockholder of the Corporation pursuant to Section 242 of the DGCL.

            FOURTH:    That the Certificate of Incorporation of the
Corporation is hereby amended as follows:

      Article First of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

            "First:    The name of this Corporation is Newmont
            Mining Corporation."

            FIFTH:     This Certificate of Amendment shall be effective on
its filing with the Secretary of State of the State of Delaware.




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      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer this 15th day of February, 2002.

                                          DELTA HOLDCO CORP.



                                          By: /S/ BRITT D. Banks
                                             ---------------------------------
                                          Name:   Britt D. Banks
                                          Title:  Vice President, General
                                                  Counsel and Secretary